CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of Franklin Government Securities Trust Fund on Form N-1A (File No. 33-26051) of our report dated February 4, 1997 on our audit of the financial statements and financial highlights of the Fund.



/s/ COOPERS & LYBRAND L.L.P.

San Francisco, California
April 21, 1997